Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-48318, 333-48326, and 333-57926) of Docent Inc. of our report dated January 31, 2001 relating to the consolidated financial statements, which appear in this Form 10-K.

/S/     PRICEWATERHOUSECOOPERS LLP

San Jose, California
March 29, 2002

1